EXHIBIT 99.1


             Cosi, Inc. Reports Fourth Quarter and Full Year Sales,
                        Provides Preliminary 2005 Results

                      -- Affirms Previous 2006 Guidance --

Deerfield, IL, January 10, 2006 - Cosi, Inc., (Nasdaq: COSI), the premium convenience restaurant company, today reported that revenues for the fourth quarter ended January 2, 2006 were $28.5 million, compared to revenues of $28.5 million in the fourth quarter ended January 3, 2005. The fourth quarter and fiscal year 2005 included one fewer week of sales as compared to the same periods in fiscal 2004. Despite the impact of the New York City transit strike on approximately 17% of Cosi's company-owned restaurant base, comparable restaurant sales, which assume a comparable 52-week year and measure restaurants in operation for more than 15 months, increased 4.1% in the fourth quarter of 2005 over the same period a year ago. Cosi has achieved comparable restaurant sales growth for 17 consecutive quarters.

For the 2005 fiscal year, Cosi's revenues increased 5.9% to $117.1 million, compared to $110.6 million in fiscal 2004. Cosi's 2005 comparable restaurant sales increased 6.9% over the 2004 fiscal year.

Cosi reported that it achieved its 2005 targets for restaurant operations, but that results for the fourth quarter and full year were adversely affected by delays in new store openings and higher than-expected general and administrative costs. As a result, Cosi said that it currently expects to report full year earnings per share of ($0.16), before previously announced charges relating to concluding a pilot partnership and stock compensation expense, compared to a 2004 full year earnings per share, excluding stock compensation expense, of ($0.51).

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "While we experienced a confluence of several factors in the fourth quarter that negatively impacted Cosi's results, our operational performance affirms that the fundamentals of our business are strong, and we have developed strategies to address the factors that caused development delays so that we can achieve our targets for 2006."

At the end of the 2005 fourth quarter, Cosi had 96 Company-owned locations, including two that remain closed due to the effect of Hurricane Wilma, and five franchised locations, compared to 92 Company-owned locations at the end of the 2004 fourth quarter. Cosi opened eight company-owned restaurants in 2005, including six in the fourth quarter. Of the three remaining restaurants originally expected to open in the fourth quarter of 2005, two will open imminently and one will open in March. Subsequent to the 2005 fourth quarter, Cosi closed four pilot partnership locations in three states, as announced in November.

Cosi expects full year general and administrative expense to exceed its 2005 target of $20.5 million by up to $1 million largely impacted by one-time charges related to severance, expenses related to the concluded shareholder litigation suit, and development expenses related to Cosi's organizational build-out.

Consistent with previously-provided full year 2005 targets, Cosi currently expects to report cost of goods sold of 24% of restaurant net sales, and restaurant operating expense between 57% - 58% of restaurant net sales.

Cosi also provided an update on its franchise development efforts. Cosi achieved its 2005 target of securing 150 franchise commitments. These commitments include the fourth quarter sale of three company-owned units to a Boston-based area franchisee, bringing the number of franchised units in operation at the end of the 2005 fourth quarter to five, and an additional 10-unit area development agreement entered into with the same Boston-area franchisee.

2006 Operating and Development Guidance
---------------------------------------
Cosi affirmed its previous 2006 operating and development guidance. Specifically, operating targets for the full year 2006 include comparable restaurant net sales growth of between 4% and 5%, cost of goods sold as a percentage of restaurant net sales of 23% and restaurant operating expenses of 55% of restaurant net sales. In addition, Cosi continues to expect general and administrative expenses for the full year 2006 to be between $22.0 million and $23.0 million. The Company stated that it expects earnings per share excluding stock compensation expense to be between $0.06 and $0.11 per share for the full year 2006.

In addition to opening the aforementioned three company-owned restaurants previously planned for fourth quarter 2005 openings, Cosi continues to expect to open 17 company-owned locations in 2006, mostly in the second and third quarters. Cosi also affirmed that it expects its franchisees to open at least 20 locations in 2006.

Investment Community Presentation
---------------------------------
Members of Cosi's management will be presenting today at 10:30AM Eastern Time at SG Cowen & Co.'s 4th Annual Consumer Conference in New York. Investors can access a simultaneous webcast and replay from http://investors.getcosi.com/.

About Cosi, Inc.

Cosi (http://www.getcosi.com) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently has 92 Company-owned and five franchise restaurants in fourteen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Washington, Kentucky, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Media Contact:                                              Investor Contact:
Jon Morgan or Adam Weiner                                   William Koziel
Kekst and Company                                           Cosi, Inc.
(212) 521-4800                                              (847) 597-8803